Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-213996

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

TEMIR CORP.

2,000,000 SHARES OF COMMON STOCK

$0.05 PER SHARE

This is the initial offering of common stock of TEMIR CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.05 per share. We estimate our total offering registration costs to be approximately $8,500. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Stanislav Pak, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Pak will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,500	$8,500	$8,500	$8,500
Net proceeds	$16,500	$41,500	$66,500	$91,500

Temir Corp. is a development stage company and has recently started its operation. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF TEMIR CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2016

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	32

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “TEMIR CORP.” REFERS TO TEMIR CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

TEMIR CORP.

We are development stage company and commence operations in tourism. Temir Corp. was incorporated in Nevada on May 19, 2016. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $41,500 for the next twelve months as described in our Plan of Operations. As of the date of this prospectus, we have generated only 6,000 in revenues. Our current cash on hand is $2,461 and our monthly burn rate is $833. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate sufficient revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 54 Fruktovaya Street, Bishkek, Kyrgyzstan 720027. Our phone number is +996-558-414146.

From inception (May 19, 2016) until the date of this filing, we have had limited operating activities. Our financial statements from inception (May 19, 2016) through November 30, 2016, reports $6,000 in revenues. Our net income for the three month period ended November 30, 2016 is

 $1,731. Our independent registered public accounting firm has issued an audit opinion for Temir Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company,developed our business plan and started operations. On September 26, 2016, October 10, 2016 and November 7, 2016 we signed the Service Agreements copies of which are filed as Exhibits with this Amendment to S-1 Registration Statement. As a result of this agreements, we have generated $1,500, $2,000 and $2,500 in revenues accordingly.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $41,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $41,500, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	TEMIR CORP.
Securities Being Offered:	2,000,000 shares of common stock.
Price Per Share:	$0.05
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:

There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Stanislav Pak.

If we are successful at selling all the shares in this offering, we will have 4,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 19, 2016 (Inception) to August 31, 2016.

Financial Summary	August 31, 2016 ($) (Audited)
Cash and Deposits	2,000
Total Assets	2,000
Total Liabilities	725
Total Stockholder’s Equity	1,275

Statement of Operations	Accumulated From May 19, 2016 (Inception) to August 31, 2016 ($) (Audited)
Revenue	0
Total Operating Expenses	725
Net Loss	(725)

The tables and information below are derived from our anaudited financial statements for the period from May 19, 2016 (Inception) to November 30, 2016.

Financial Summary	November 30, 2016 ($) (Unaudited)
Cash and Deposits	3,731
Equipment	2,000
Total Assets	5,731
Total Liabilities	2,725
Total Stockholder’s Equity	3,006

Statement of Operations	Accumulated for the three month period ended November 30, 2016 ($) (Unaudited)
Revenue	6,000
Total Operating Expenses	4,269
Net Income	1,731

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to commence our operations in tourism. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of Novemver 30, 2016, we had cash in the amount of $3,731 and liabilities of $2,725. As of this date, we have not generated any revenue and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Stanislav Pak, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Pak’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.

We require minimum funding of approximately $41,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Stanislav Pak, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Pak has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $41,500 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 19, 2016 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficient revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE NOT HAD ANY CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the selling travel tours in Kyrgyzstan; therefore, we need to attract enough customers to buy our travel tour. We have not identified any customer to date and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our travel tours, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE WORKING IN THE TOURISM BUSINESS, ORGANIZING TOURS, OR MANAGING A TOURISM COMPANY.

Stanislav Pak, our sole officer and director has no experience managing a tourism company, working in the tourism business or organizing tours. Thus, we may not be able to operate successfully and you can lose your investment.

OUR OPERATING RESULTS MAY FLUCTUATE DUE TO SEASONALITY AND WEATHER FACTORS BEYOND OUR CONTROL.

The tourism in Kyrgyzstan is seasonal. We expect that our results of operations will be subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry and weather conditions and other factors beyond our control. It will have negative impact to our business and ability to accrue revenue in the tourism industry.

DECLINES OR DISRUPTIONS IN THE TOURISM INDUSTRY GENERALLY COULD REDUCE OUR REVENUES.

         We rely on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. These may include:

         -  price escalation in the airline industry or other travel-related industries;

         -  increased occurrence of travel-related accidents;

         -  airline or other travel-related strikes;

         -  political instability;

         -  regional hostilities and terrorism; and

         -  bad weather.

         To the extent any of the above occur our revenues and earnings could decline. Also, due to the nature of our business, we may be subject to liability claims arising out of accidents or disasters causing injury to our customers, including claims for serious personal injury or death. There can be no assurance that we will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against us of one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect our business, financial condition and results of operations.

KYRGYZSTAN POLITICAL AND OTHER EVENTS AFFECTING SAFETY AND SECURITY COULD ADVERSELY AFFECT OUR BUSINESS, WHICH COULD HARM OUR FUTURE SALES AND PROFITABILITY.

Tourism industry is affected by the public’s attitude towards the safety and security of travel. Events, such as terrorist attacks, concerns of an outbreak of additional hostilities and national government travel advisories, together with the resulting political instability and concerns over safety and security aspects of traveling, may have a significant adverse effect on demand and pricing in the tourism industry in Kyrgyzstan. Decreases in demand could lead to price discounting which, in turn, could reduce the profitability of our business.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND STANISLAV PAK, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. PAK, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. PAK.

Our principal operations and assets are located outside of the United States, and Stanislav Pak, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Pak in the United States, and it may be difficult to enforce any judgment rendered against Mr. Pak. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Pak, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Kyrgyz Republic may render that investor unable to enforce a judgment against the assets of Mr. Pak. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

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Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same or similar travel tours in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our travel tours at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on similar tours in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Pak, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Pak may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling travel tours to customers in Kyrgyzstan, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Stanislav Pak for all of our operations. The loss of Mr. Pak would have a substantial negative effect on our company and may cause our business to fail. Mr. Pak has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Pak’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

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We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Stanislav Pak, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Stanislav Pak, our sole officer and director, also works at OcOOO “TeDIS”, a workwear manufacture, as General Director. As a result of these other commitments, potential conflicts of interest may arise in the  future that may cause our business to fail, including the amount of time Mr. Aitbaev is able to dedicate to our business as well as additional conflict of interests over opportunities presented to our sole officer and director during the performance of his duties.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Stanislav Pak, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. PAK DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Pak does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on May 19, 2016 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $41,500 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Temir Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Stanislav Pak, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Pak’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are currently issued and outstanding. If we sell the 2,000,000 shares being offered in this offering, we would have 4,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. Our use of net proceeds is listed in the order of priority in which we intend to use them. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,500	$8,500	$8,500	$8,500
Net proceeds	$16,500	$41,500	$66,500	$91,500
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,000	$3,000	$4,000
Website development	$2,500	$2,500	$3,500	$4,500
Marketing and advertising	$2,000	$6,000	$11,000	$13,000
Salary to employees	$0	$16,000	$24,000	$40,000
Tour Equipment	$0	$5,000	$15,000	$20,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,500 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Stanislav Pak, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Pak’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Pak will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Pak. Mr. Pak will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of November, 30 2016 was $3,006 or approximately $0.0015 per share. The following table sets forth as of November, 30 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

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Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05	$0.05
Post offering net tangible book value	$19,506	$44,506	$69,506	$94,506
Post offering net tangible book value per share	$0.0078	$0.0148	$0.0199	$0.0236
Pre-offering net tangible book value per share	$0.0015	$0.0015	$0.0015	$0.0015
Increase (Decrease) in net tangible book value per share after offering	$0.0063	$0.0133	$0.0184	$0.0221
Dilution per share	$0.0042	$0.0352	$0.0301	$0.0264
% dilution	80%	70.4%	60.2%	52.8%
Capital contribution by purchasers of shares	$25,000	$50,000	$ 75,000	$100,000
Capital Contribution by existing stockholders	$2,000	$2,000	$2,000	$2,000
Percentage capital contributions by purchasers of shares	92.59%	96.15%	97.40%	98.04%
Percentage capital contributions by existing stockholders	7.41%	3.85%	2.60%	1.96%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$16,500	$41,500	$66,500	$91,500
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	2,500,000	3,000,000	3,500,000	4,000,000
Purchasers of shares percentage of ownership after offering	20%	33.33%	42.86%	50%
Existing stockholders’ percentage of ownership after offering	80%	66.67%	57.14%	50%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $3,731 as of Novemver 30, 2016. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Stanislav Pak, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of Novemver 30, 2016, Mr. Pak has advanced to us $2,725. Mr. Pak, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $41,500 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve-month period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 54 Fruktovaya Street, Bishkek, Kyrgyzstan 720027. Our phone number is +996-558-414146.

We are a development stage company and have generated only $6,000 in revenue to date. On September 26, 2016, October 10, 2016 and November 7, 2016 we signed the Service Agreements copies of which are filed as Exhibits with this Amendment to S-1 Registration Statement. As a result of this agreements, we have generated $1,500, $2,000 and $2,500 in revenues accordingly. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated limited revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

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If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We were incorporated in the State of Nevada on May 19, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated minimal revenue and just recently started our operations. If we are unable to successfully find customers who will buy travel tours from us, we may quickly use up the proceeds from this offering.

Our business is selling travel tours in Kyrgyzstan to potential clients. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell tours in Kyrgyzstan. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Costs: $2,000-4,000.

Upon completion of the offering we plan to set up an office in Kyrgyzstan and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PCs, telephones, fax, office supplies and furniture. Our sole officer and director, Stanislav Pak will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $4,000.

Develop Our Website

Time Frame: 4th-6th months.

Costs: $2,500-$4,500

When our office is set up, we intend to begin developing our website. Our sole officer and director, Stanislav Pak will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web developer and a web designer to help us with the design and development of our website. We do not have any written agreements with any web developers or web designers at current time. If we sell 25-50% of the shares in this offering, we will spend $2,500 on the website development, including site design and implementation. If we sell 75% of the shares offered and all the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,500 and $4,500 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

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Negotiate Agreements with Other Tour Suppliers

Time Frame: 5th-12th months.

No material costs.

Among other sources of income, we plan to organize and sell individual or group tours involving third-party suppliers. During this period, we plan to negotiate the prices and commissions with hotels, restaurants, airlines, transport and other tour operators

Develop and Implement Marketing Strategy

Time Frame: 6th-12th months.

Costs: $2,000-$13,000

Once we have developed our website we plan to initiate our marketing campaign. Our president, Stanislav Pak will market our services and travel tours. We plan to use different effective marketing tools in our marketing campaign, such as internet, billboards, newspapers and magazines, radio, shows and exhibitions. Our strategy is to use the internet to advertise our services and tours. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses.

Hire Staff and Sales Associates

Time Frame: 6th-12th month.

Cost: $16,000-$40,000

If we sell 50% of the shares offered, we plan to hire a professional tour guide for our own tours. If we sell 75% of the shares offered, we plan to hire two professional tour guide and one sale person. If we sell 100% shares offered, we are going to increase the quantity of tour guides to four.

Purchase Equipment

Time Frame: 7th-12th month.

Cost: $5000-$20,000

Because we plan to develop and operate our own tours, we plan to purchase necessary equipment for each tour such as inflatable rafts and various parts, kayaks or decked canoes, rock-climbing equipment, hiking and camping gear, mountain bikes, horse packing equipment and other. If we sell 50% shares in this offering, we plan to spend $5,000 on the equipment for our tours. If we sell 75% or 100% of the shares offered, we plan to spend $15,000 and $20,000 accordingly for special tour equipment.

In summary, if we sell at least 50% shares in this offering, we should be in full operation and selling our travel tours within 12 months of completing our offering. Even if we start to sell our travel tours, there is no assurance that our operations will be profitable. If we are unable to attract customers to buy our travel tours, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Stanislav Pak, our president will be devoting approximately 20 hours a week to our operations. Once we expand operations, and are able to attract more and more customers to buy our travel tours, Mr. Pak has agreed to commit more time as required. Because Mr. Pak will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Establishing an office	2,000	2,000	3,000	4,000
Website development	2,500	2,500	3,500	4,500
Equipment	0	5,000	15,000	20,000
Salary to employees	0	16,000	24,000	40,000
Marketing and advertising	2,000	6,000	11,000	13,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Total	$16,500	$41,500	$66,500	$91,500

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated only 6,000 in revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on May 19, 2016 to August 31, 2016

During the period we incorporated the Company and prepared a business plan. Our financial statements from inception (May 19, 2016) through August 31, 2016, reports no revenues and a net loss of $725. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,000,000 shares of common stock to our sole officer and director for net proceeds of $2,000.

From Inception on May 19, 2016 to November 30, 2016

During the period we incorporated the Company, prepared a business plan and started our operations. Our financial statements from inception (May 19, 2016) through November 30, 2016, reports $6,000 in  revenues. Our net income for the three month period ended November 30, 2016 is $1,731. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering. On September 26, 2016, October 10, 2016 and November 7, 2016 we signed the Service Agreements copies of which are filed as Exhibits with this Amendment to S-1 Registration Statement. As a result of this agreements, we have generated $1,500, $2,000 and $2,500 in revenues accordingly.

Since inception, we have sold 2,000,000 shares of common stock to our sole officer and director for net proceeds of $2,000.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2016, the Company had $3,731 cash and our liabilities were $2,725, comprising $2,725 owed to Stanislav Pak, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $41,500 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

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Since inception, we have sold 2,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Stanislav Pak, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Pak has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Pak’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $41,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $41,500 under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on May 19, 2016. We are development stage company and commence operations in tourism. We plan to develop a website that will display a variety of travel tours we plan to offer in Kyrgyzstan, and will advertise our services and tours. We may loan the funds from Stanislav Pak, our president and director for future purchases, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We are depending on the proceeds from this offering for our short-term liquidity needs to fund future purchases. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Because we are not certain how we will fund our long-term liquidity needs, we have no ability to assess when we might be profitable. Our principal office address is located at 54 Fruktovaya Street, Bishkek, Kyrgyzstan 720027. Our telephone number is +996-558-414146. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated only 6,000 in revenues to date. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

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Temir Corp. is a travel agency that organizes individual and group tours in Kyrgyzstan, such as cultural, recreational, sport, business, ecotours and other travel tours. Services and products provided by our company will include custom packages according to the client’s specifications. We plan to develop and offer our own tours in Kyrgyzstan as well as third-party suppliers.

Kyrgyzstan is a rugged Central Asian country along the Silk Road, the ancient trade route between China and the Mediterranean. It is a landlocked country in Central Asia, bordering Kazakhstan, China, Tajikistan and Uzbekistan. It is farther from the sea than any other individual country, and all its rivers flow into closed drainage systems which do not reach the sea. The mountainous region of the Tian Shan covers over 80% of the country (Kyrgyzstan is occasionally referred to as "the Switzerland of Central Asia", as a result), with the remainder made up of valleys and basins. Kyrgyz Republic is an amazingly beautiful country, enclosed by very popular mountain ranges, glaciers and lakes of the world. The country's culture is most adorably painted in the colors of the nation's nomadic heritage that has been carried on from generation to generation and is existing. Temir Corp. intends to organize and sell tours in the fields of:

Cultural Tourism

Kyrgyz culture is based on nomadic traditions that harkens back to the days of the Mongol hordes. Although modern Kyrgyz people live mainly in houses or apartment buildings, in the summer time it is still possible to observe the native people living in a yurt with their herds of sheep, goats, horses, and occasionally even yaks. There are a number of yurt camps that cater to tourists. Located on the Great Silk Road Kyrgyzstan has always been a crossroads of trade and cultural exchanges between China, Iran, India and the Arabian Sea and has become home for more than 80 nationalities and ethnic communities. As a multinational state Kyrgyzstan has a rich variety of languages, literature, folklore, arts, crafts, customs and communities that lend color and variety to Kyrgyz culture.

Recreational tourism

Over 90% of Kyrgyzstan lies above 1,500 m with unspoiled countryside and the primordial beauty of towering mountains, which give Kyrgyzstan more than 28 thousand rivulets, sparkling streams and crystal clear brooks. There are 1,923 large and small lakes in the Republic but the largest and best known is Issyk-Kul Lake.

Ecotourism

Kyrgyzstan is one of the last few unpolluted places on our planet that along with its beautiful alpine scenery has preserved its nomadic traditions, rich heritage and cultural continuity that date back many thousands of years. The ecological wealth and diversity and the cultural heritage of Kyrgyzstan are suited to understanding man's relationship with nature.

Business Tourism

Kyrgyzstan has number of good hotels with all necessary facilities and comfort in Bishkek, capital of Kyrgyzstan, and the Issyk-Kul region, where conferences, presentations etc. can be organized.

Sport Tourism
It includes an active tourism like the high-altitude ascents to the 7 thousand summits, climbing, biking tours along the crystal clear mountain lake Issyk-Kul, motor-tours, horseback-riding through the high passes and Alpine meadows, riding across virgin natural landscapes of Tien-Shan high mountainous area covered with edelweiss's, primulas, high mountainous roses and tulips. There is also wide range of other activities such as trekking, rafting, hiking, horseback riding, fishing, camping, skiing and other.

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Caving Tourism

Kyrgyzstan is rich in caves and grottos scattered throughout the Republic, many of which are easily accessible and they attract a number of speleologist, potholers or cavers, but unlike in other parts of the world, they have not yet been developed as tourist attractions.

Ornithological Tourism

There are 335 species of birds in Kyrgyzstan, which makes it a must for ornithological tours.

Biological Tourism

There are 4,000 species of high-altitude vegetation, 500 species of animals, 335 species of birds, 25 species of reptiles, 49 species of fish and 3 species of frogs in Kyrgyzstan, which makes it a real paradise for biological tours.

According to World Development Indicators (https://knoema.com), the number of international inbound tourists to Kyrgyzstan in 2014 was 2,849,000. International inbound tourists (overnight visitors) are the number of tourists who travel to a country other than that in which they have their usual residence, but outside their usual environment, for a period not exceeding 12 months and whose main purpose in visiting is other than an activity remunerated from within the country visited. Please see Table 1. Number of international inbound tourists to Kyrgyzstan below. Tourism is considered to be one of the most promising industries in Kyrgyzstan, and the Kyrgyz government has identified tourism as a priority sector for its development program.

Table 1. Number of international inbound tourists to Kyrgyzstan

Revenue

Our main sources of revenue will be:

-

Commission on service provided. We plan to organize and sell individual or group tours involving third-party suppliers. Our service will be offered at prices marked-up from 20% to 25% of the third-party tour costs.

-

Profit from the sale of our own tours. Because we plan to develop and operate our own tours, we expect that it will be the main source of revenue.

-

Commission on sale. We plan collect commission by selling the principal services such as hotel, restaurants, airlines, transport and other tour operators.

-

Commission form Auxiliary

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Marketing Our Services

We intend to rely on our sole officer and director, Stanislav Pak to market our services and travel tours. We intend to use marketing strategies, such as web and newspaper advertisements. We will ask our satisfied customers for referrals. We also plan to attend shows and exhibitions in tourism industry. We will promote our business through word of mouth. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display our services and variety of tours on our web site. We will market and advertise our web site to find potential clients. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. We also plan to use different web banners for advertising purposes to be placed on web sites attracting potential tourists such as Booking.com, TripAdvisor, Airbnb and other.  We also intend to start our own blog with the description of our services and tours. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

Competition

The level of competition in tourism is extremely high. We need proceeds from this offering to enter this business. We will be in a market where we compete with many domestic and international companies offering similar services. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Temir Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the tourism industry. Many established, yet well financed entities are currently active in tourism. Nearly all Temir Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Temir Corp. We are, consequently, at a competitive disadvantage in being able to provide such services and become a successful company. Therefore, Temir Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees other than Stanislav Pak, our sole officer and director. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 54 Fruktovaya Street, Bishkek, Kyrgyzstan 720027. This is the office provided by our Sole Officer and Director, Stanislav Pak. Our telephone number is +996-558-414146. We do not pay any rent to Mr. Pak and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

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Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Stanislav Pak 54 Fruktovaya Street, Bishkek, Kyrgyzstan 720027	44	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Stanislav Pak has acted as our President, Treasurer, Secretary and sole Director since our incorporation on May 19, 2016. Mr. Pak owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Pak was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Pak graduated from Kyrgyz State University of Construction, Transport and Architecture in 2009. His qualification is engineer. From February 2006 to May 2012 he worked at OcOO” M.F.LINE”, a constructions company, as Assistant Director. From June 2012 to Present he has been working at OcOOO “TeDIS”, a workwear manufacture, as General Director.

During the past ten years, Mr. Pak has not been the subject to any of the following events:

  1. Any bankruptcy petition filed by or against any business of which Mr. Pak was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

   3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Pak’s involvement in any type of business, securities or banking activities.

   4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Stanislav Pak, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 19, 2016 until Novemver 30, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Stanislav Pak, President, Secretary and Treasurer	May 19, 2016 to Novemver 30, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

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Mr. Pak currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (May 19, 2016) to Novemver 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Stanislav Pak	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stanislav Pak will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Pak’ purchase of founder’s shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Pak, directly or indirectly, from the Company.

On August 30, 2016, we issued a total of 2,000,000 shares of restricted common stock to Stanislav Pak, our sole officer and director in consideration of $2,000. Further, Mr. Pak has advanced funds to us. As of Novemver 30, 2016, Mr. Pak has advanced to us $2,725. Mr. Pak will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Pak. Mr. Pak will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate substantial  revenues from our operations. The obligation to Mr. Pak does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Pak or the repayment of the funds to Mr. Pak. The entire transaction was oral. Mr. Pak is providing us office space free of charge and we have a verbal agreement with Mr. Pak that, if necessary, he will loan the company funds to complete the registration process.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of Novemver 30, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Stanislav Pak 54 Fruktovaya Street, Bishkek, Kyrgyzstan 720027	2,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of Novemver 30, 2016, there were 2,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 2,000,000 shares of our common stock for sale at the price of $0.05 per share.

This is a self-underwritten offering, and Mr. Pak, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Pak will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restrict his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

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To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Temir Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of Novemver 30, 2016, there were 2,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Stanislav Pak owns all 2,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Temir Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

MICHAEL GILLESPIE & ASSOCIATES, PLLC, our independent registered public accounting firm, has audited our financial statements for the year ended August 31, 2016, the period from inception (May 19, 2016) to August 31, 2016 included in this prospectus and registration statement. These financial statements are included elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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LEGAL MATTERS

Hoffman & Weigel, PLLC, has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC.

Our audited financial statements from inception to August 31, 2016, immediately follow:

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MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Temir Corp.

We have audited the accompanying balance sheets of Temir Corp. as of August 31, 2016 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 19, 2016 (inception) through August 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the condition noted in the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Temir Corp. for the year ended August 31, 2016 and the results of its operations and cash flows for the period from May 19, 2016 (inception) through August 31, 2016 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

September 27, 2016

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TEMIR CORP. BALANCE SHEET (AUDITED)
AUGUST 31, 2016
ASSETS
Current Assets
Cash	$ 2,000
Total current assets	2,000
Total Assets	$ 2,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 725
Total current liabilities	725
Total Liabilities	725

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	2,000
Accumulated Deficit	(725)
Total Stockholders’ equity	1,275

Total Liabilities and Stockholders’ equity	$ 2,000

The accompanying notes are an integral part of these financial statements.

TEMIR CORP. STATEMENT OF OPERATIONS (AUDITED)
For the period from Inception (May 19, 2016) to August 31, 2016
Operating expenses
General and administrative expenses	725
Net loss from operations	(725)
Loss before provision for income taxes	(725)

Provision for income taxes	-

Net income (loss)	$ (725)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	38,095

The accompanying notes are an integral part of these financial statements.

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TEMIR CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MAY 19, 2016) to AUGUST 31, 2016 (AUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at May 19, 2016, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	2,000,000	2,000	-	2,000
Net income (loss) for the year	-	-	(725)	(725)
Balances as of August 31, 2016	2,000,000	2,000	$ (725)	$ 1,275

The accompanying notes are an integral part of these financial statements.

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TEMIR CORP. STATEMENT OF CASH FLOWS (AUDITED)
For the period from Inception (May 19, 2016) to August 31, 2016
Cash flows from Operating Activities
Net loss	$ (725)
Net cash provided by operating activities	(725)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	2,000
Proceeds of loan from shareholder	725
Net cash provided by financing activities	2,725
Net increase in cash and equivalents	2,000
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 2,000
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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TEMIR CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MAY 19, 2016) TO AUGUST 31, 2016

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

TEMIR CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on May 19, 2016.  The Company intends commence operations in tourism. Temir Corp. is a travel agency that organizes individual and group tours in Kyrgyzstan, such as cultural, recreational, sport, business, ecotours and other travel tours. The company’s principal executive offices are located at 54 Frukovaya Street, Bishkek, Kyrgyzstan 720027.

The Company has adopted August 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (May 19, 2016) to August 31, 2016 of $725. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

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Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2016 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of August 31, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

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NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On August 30, 2016, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of August 31, 2016, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since May 19, 2016 (Inception) through August 31, 2016, the Company’s sole officer and director loaned the Company $725 to pay for incorporation costs and operating expenses.  As of August 31, 2016, the amount outstanding was $725. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to August 31, 2016 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(246)
Change in valuation allowance	246
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at August 31, 2016 are as follows:

Deferred tax assets:
Net operating loss	246
Valuation allowance	(246)
$-

The Company has approximately $ 725 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from September 27, 2016 to the date the financial statements were issued and has determined that there are no items to disclose.

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INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheets – As of November 30, 2016 and August 31, 2016	F-9

Statements of Operations – For the Three Months Ended November 30, 2016	F-10

Statements of Cash Flows – For the Three Months Ended November 30, 2016	F-11

Notes to Audited Financial Statements	F-12

TEMIR CORP. BALANCE SHEETS
	NOVEMBER 30, 2016 (Unaudited)	AUGUST 31, 2016 (Audited)
ASSETS
Current Assets
Cash	$ 3,731	$ 2,000
Equipment	2,000
Total current assets	5,731	2,000
Total Assets	$ 5,731	$ 2,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 2,725	$ 725
Total current liabilities	2,725	725
Total Liabilities	2,725	725

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	2,000	2,000
Retained Earnings (Deficit)	1,006	(725)
Total Stockholders’ equity	3,006	1,275

Total Liabilities and Stockholders’ equity	5,731	$ 2,000

The accompanying notes are an integral part of these financial statements.

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TEMIR CORP. STATEMENT OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED NOVEMBER 30, 2016
Revenue	$6,000

Operating expenses
General and administrative expenses	4,269
Net income (loss) from operations	1,731
Income (Loss) before provision for income taxes	1,731

Provision for income taxes	-

Net income (loss)	$ 1,731

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,000,000

The accompanying notes are an integral part of these financial statements.

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TEMIR CORP. STATEMENT OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED NOVEMBER 30, 2016
Cash flows from Operating Activities
Net income	$ 1,731
Net cash provided by operating activities	1,731

Cash flows from Investing Activities
Purchase of fixed assets	$ (2,000)
Net cash used in investing activities	(2,000)

Cash flows from Financing Activities
Proceeds from sale of common stock	-
Proceeds of loan from shareholder	2,000
Net cash provided by financing activities	2,000
Net increase in cash and equivalents	1,731
Cash and equivalents at beginning of the period	2,000
Cash and equivalents at end of the period	$ 3,731
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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TEMIR CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOVEMBER 30, 2016

NOTE 1 – ORGANIZATION AND BUSINESS

TEMIR CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on May 19, 2016.  The Company intends commence operations in tourism. Temir Corp. is a travel agency that organizes individual and group tours in Kyrgyzstan, such as cultural, recreational, sport, business, ecotours and other travel tours. The company’s principal executive offices are located at 54 Frukovaya Street, Bishkek, Kyrgyzstan 720027. Since inception through November 30, 2016 the Company has generated $6,000 in revenue and has accumulated earnings of $1,006.

The Company has adopted August 31 fiscal year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements as of November 30, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2016 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of November 30, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Property and Equipment and Depreciation Policy

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 3 years.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 3 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On August 30, 2016, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of November 30, 2016, the Company had 2,000,000 shares issued and outstanding.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since May 19, 2016 (Inception) through November 30, 2016, the Company’s sole officer and director loaned the Company $2,725 to pay for incorporation costs and operating expenses.  As of November 30, 2016, the amount outstanding was $2,725. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 1, 2016 to the date the financial statements were issued and has determined that there are no items to disclose.

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PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

TEMIR CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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